                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                              WSI Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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

                                   [WSI LOGO]

                              WSI INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JANUARY 4, 2007

     Notice is hereby given that the Annual Meeting of Shareholders of WSI Industries, Inc. (the "Company") will be held at 4200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402, on Thursday, January 4, 2007, at 11:00 a.m., local time, for the following purposes:

     1. To elect five directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected.

     2. To ratify the appointment of Schechter Dokken Kanter Andrews & Selcer Ltd. as independent public accountants for the fiscal year ending August 26, 2007.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on November 6, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors


                                        ----------------------------------------
                                        Michael J. Pudil,
                                        Chairman, President and Chief Executive
                                        Officer

Minneapolis, Minnesota
December 1, 2006

     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF SHAREHOLDERS, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY.

                                   [WSI LOGO]

                              WSI INDUSTRIES, INC.

                                 PROXY STATEMENT

                                   ----------

     This proxy statement is furnished to the shareholders of WSI Industries, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on January 4, 2007, or any adjournment or adjournments thereof. The Company's offices are located at 213 Chelsea Road, Monticello, Minnesota 55362 and its telephone number is (763) 295-9202. The mailing of this proxy statement to shareholders of the Company commenced on or about December 1, 2006.

                               GENERAL INFORMATION

VOTING

     The Company currently has only one class of securities, common stock, of which 2,680,630 shares were issued and outstanding and entitled to vote at the close of business on November 6, 2006. Only shareholders of record at the close of business on November 6, 2006 will be entitled to vote at the meeting.

     Each share is entitled to one vote and shareholders have cumulative voting rights in connection with the election of directors in the event any shareholder gives written notice of intent to cumulate votes to any officer of the Company before the meeting or to the presiding officer at the meeting. A shareholder may cumulate votes for the election of directors by multiplying the number of votes to which the shareholder may be entitled by five (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees.

     All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone) in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

QUORUM AND VOTE REQUIREMENTS

     Under Minnesota law, a quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting of Shareholders will determine whether or not a quorum is present.

     Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved that matter, but they are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting of Shareholders. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal.

     A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote for the election of directors. You may either vote "FOR" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. You may vote "FOR," "AGAINST" or "ABSTAIN" on any other proposal.

     Each other item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

REVOKING A PROXY

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting; but if not revoked, the shares represented by such proxy will be voted.

SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, facsimile or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses. The Company may retain an outside firm to solicit proxies on the Company's behalf.

                         SECURITY OWNERSHIP OF PRINCIPAL
                           SHAREHOLDERS AND MANAGEMENT

     The following table includes information as of November 6, 2006, concerning the beneficial ownership of common stock of the Company by (i) shareholders known to the Company to hold more than five percent of the common stock of the Company, (ii) each of the directors and director nominees of the Company, (iii) each Named Executive Officer of the Company and (iv) all officers and directors of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held. The business address of each person is 213 Chelsea Road, Monticello, Minnesota 55362.

Name and Address                             Percent
of Beneficial Owner          Amount (1)   Of Class (2)
-------------------          ----------   ------------
Paul Baszucki (3)               14,250           *
Melvin L. Katten (3)            46,300        1.7%
George J. Martin (3)            57,400        2.1%
Eugene J. Mora (3)               6,500           *
Michael J. Pudil (3)(4)        130,000        4.6%
Paul D. Sheely (4)              25,999        1.0%
All Officers and Directors
   as a Group (6 persons)      280,449        9.8%

----------
*    Less than one percent.

(1) Includes shares which may be purchased within sixty days from the date hereof pursuant to outstanding stock options in the amount of 6,500 shares for each of Messrs. Baszucki, Mora and Katten; 4,000 shares for Mr. Martin; 130,000 shares for Mr. Pudil; 24,999 shares for Mr. Sheely; and 178,499 shares for all officers and directors as a group.

(2) Shares of common stock subject to options that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the options for computing such person's percentage, but are not treated as outstanding for computing the percentage of any other person.

(3)  Serves as a director of the Company and has been nominated for re-election.

(4)  Named Executive Officer.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

     Five directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Governance/Nominating Committee has nominated, and the Board of Directors has ratified the nomination of, five persons named below. All of the nominees are currently directors of the Company.

     It is anticipated that proxies will be voted for such nominees, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.

     The names and ages of the nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                                  Principal Occupation           Director
Name and Age                    and Other Directorships            Since
------------                    -----------------------          --------
Paul Baszucki (66)      Retired Chairman of Norstan, Inc.,         1988
                        Minnetonka, Minnesota (communications
                        technology); Director of G&K Services,
                        Inc.

Melvin L. Katten (70)   Of Counsel, Katten Muchin Rosenman         1985
                        LLP, Chicago, Illinois (law firm).

George J. Martin (69)   Private Investor; Prior to October         1983
                        1995, President, Chief Executive
                        Officer and Chairman of PowCon
                        Incorporated (manufacturer of
                        electronic welding systems).

Eugene J. Mora (71)     Private Investor; Director of              1985
                        Pridestaff, Inc.; Prior to October
                        1996, President, Chief Executive
                        Officer and Director of Amserv
                        Healthcare Inc., LaJolla, California.

Michael J. Pudil (58)   President and Chief Executive Officer      1993
                        of the Company; Chairman of the
                        Company's Board of Directors; Prior to
                        November 1993, Vice President and
                        General Manager of Remmele
                        Engineering, Inc., St. Paul, Minnesota
                        (contract machining).

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                       EACH OF THE NOMINEES FOR DIRECTOR.

                               GOVERNANCE MATTERS

BOARD ATTENDANCE AT MEETINGS

     The Board of Directors met five times during fiscal year 2006. Each nominee who served as a director in fiscal year 2006 attended at least 75% or more of the meetings of the Board of Directors and any committee on which he served.

     The Company does not have a formal policy on attendance at meetings of the Company's shareholders. However, the Company encourages all Board members to attend shareholder meetings that are held in conjunction with a meeting of the Board of Directors. Three members of the Board of Directors attended the 2006 Annual Meeting of Shareholders.

BOARD INDEPENDENCE

          The Board undertook a review of director independence in October 2006. As part of that process, the Board reviewed all transactions and relationships between each director (or any member of his or her immediate family) and the Company, the Company's executive officers and the Company's auditors, and other matters bearing on the independence of directors. As a result of this review, the Board affirmatively determined that all of the directors, except Mr. Pudil, are independent as defined by the Nasdaq Marketplace Rules and the Securities and Exchange Commission.

DESCRIPTION OF COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established a Governance/Nominating Committee, a Compensation Committee and an Audit Committee. The composition and function of these committees are set forth below.

     Governance/Nominating Committee. The Company formed a Governance/Nominating Committee in June 2004. The Governance/Nominating Committee operates under a written charter, a copy of which was attached as Appendix A to the Company's proxy statement for its 2005 Annual Meeting of Shareholders. The Governance/Nominating Committee is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors of the Company, ensuring that the Company's board and governance policies are appropriately structured, reviewing and recommending changes to the Company's governance guidelines, and overseeing Board and Committee evaluations. The current members of the Governance/Nominating Committee are Messrs. Baszucki, Katten, Martin and Mora. During fiscal year 2006, the Governance/Nominating Committee met one time.

     The charter of the Governance/Nominating Committee requires that this Committee consist of no fewer than two board members who satisfy the "independence" requirements of the Nasdaq Marketplace Rules. Each member of the Company's Governance/Nominating Committee meets these requirements.

     Compensation Committee. The Compensation Committee operates under a written charter and reviews and approves the compensation and other terms of employment of the Company's President and Chief Executive Officer and other senior management of the Company. Among its other duties, the Compensation Committee oversees the Company's stock-based compensation plans for executive officers, recommends board compensation, and reviews and makes recommendations on succession plans for the Chief Executive Officer. The Compensation Committee annually reviews the Chief Executive Officer's compensation and evaluates the Chief Executive Officer's performance. The current members of the Compensation Committee are Messrs. Martin (Chair), Baszucki and Katten. During fiscal year 2006, the Compensation Committee met two times.

     The charter of the Compensation Committee requires that the Committee consist of no fewer than two members, each of whom must be "independent" according to the Nasdaq Marketplace Rules and the rules of the Securities and Exchange Commission and a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934 (the "1934 Act"). Each member of the Company's Compensation Committee meets these requirements. A report of the Compensation Committee is set forth below.

     Audit Committee. The Audit Committee assists the board by reviewing the integrity of the Company's financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by the Company with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews the Company's annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including critical accounting policies of the Company, significant changes in the Company's selection or application of accounting principles and the Company's internal control processes. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

     The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached as Appendix B to the Company's proxy statement for its 2005 Annual Meeting of Shareholders. The Company's Audit Committee presently consists of Messrs. Mora (Chair), Baszucki and Katten. During fiscal year 2006, the Audit Committee met four times.

     The Board of Directors has determined that all members of the Audit Committee are "independent" directors under the rules of the Nasdaq Stock Market and the Securities and Exchange Commission. The Company's Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. While the Board of Directors has determined that no one person serving on the Company's Audit Committee meets the Securities and Exchange Commission definition of an "audit committee financial expert," the Board of Directors believes that the members comprising the Audit Committee have the requisite attributes and abilities to allow them collectively to fulfill their duties as Audit Committee members. A report of the Audit Committee is set forth below.

DIRECTOR NOMINATIONS

     The Governance/Nominating Committee will consider candidates for board membership suggested by its members, other board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Article II, Section 5 of the Company's Amended and Restated Bylaws as described in the section of this proxy statement entitled "Shareholder Proposals for Nominees."

     Criteria for Nomination to the Board. The Governance/Nominating Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Committee has not adopted minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, as the Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of the Company and the Board of Directors. The Governance/Nominating Committee evaluates each prospective nominee against the following standards and qualifications:

     - Background, including high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the Board's ability to manage and direct the affairs and business of the Company;

     - Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group;

     - Board skills needs, in the context of the existing makeup of the Board, and the candidate's qualification as independent and qualification to serve on Board committees;

     - Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the Board's diversity; and

     - Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education.

     The Committee also considers such other relevant factors as it deems appropriate. The Governance/Nominating Committee will consider persons recommended by the shareholders in the same manner as other nominees.

     Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance/Nominating Committee deems appropriate, a third-party search firm. The Governance/Nominating Committee evaluates these candidates by reviewing the candidates' biographical information and qualifications and checking the candidates' references. One or more Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

     Board Nominees for the 2006 Annual Meeting. The Governance/Nominating Committee selected the nominees for this 2006 Annual Meeting in October 2006. In selecting Mr. Mora as a nominee, the Governance/Nominating Committee determined that, because of his valuable contributions as a board member, it is in the best interests of the Company and its shareholders to waive the provisions of the board's policy relating to the 70 year old maximum age of nominees. All nominees served as directors during fiscal year 2005 and were elected by shareholders at the 2005 Annual Meeting of Shareholders. The Company has not engaged a third-party search firm to assist it in identifying potential director candidates, but the Governance/Nominating Committee may choose to do so in the future.

     Shareholder Proposals for Nominees. The Governance/Nominating Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance/Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the 1934 Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and
(c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the corporation's capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frames described in the Bylaws of the Company and under the caption "Shareholder Proposals for 2007 Annual Meeting" below.

COMMUNICATIONS WITH DIRECTORS

     Shareholders may communicate with the Board as a group, the chair of any committee of the Board of Directors or any individual director by sending an e-mail to lead.director@wsci.com or by directing the communication in care of Lead Director, at the address set forth on the front page of this proxy statement.

                                 CODE OF ETHICS

     On October 29, 2003, the Company adopted a Code of Ethics & Business Conduct that applies to all directors and employees, including the Company's principal executive officer and principal financial officer, or persons performing similar functions. The Code of Ethics & Business Conduct is an exhibit to the Company's Annual Report on Form 10-K for the year ended August 28, 2004 filed with the Securities and Exchange Commission and available at www.sec.gov.

                               EXECUTIVE OFFICERS

     Set forth below is biographical and other information on our executive officers. Information about Michael J. Pudil, our President and Chief Executive Officer, may be found under the heading "Nominees for Election to the Board of Directors" at Proposal 1: Election of Directors.

Paul D. Sheely (47)   Vice President, Treasurer, and Secretary. Mr. Sheely
                      joined the Company in September 1998 as Vice President of Finance. From 1996 to 1998 he served as Chief Financial
                      Officer of Graseby Medical, Inc., a medical device manufacturer of volumetric infusion pumps.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ending August 27, 2006, August 28, 2005 and August 29, 2004, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's President and Chief Executive Officer, Michael Pudil, and to the only other executive officer of the Company whose salary and bonus earned for fiscal year 2006 exceeded $100,000, Paul Sheely, the Company's Vice President of Finance and Chief Financial Officer (each, a "Named Executive Officer").

                           SUMMARY COMPENSATION TABLE

                                                             Long Term
                                                           Compensation
                                                           ------------
                                                              Awards
                                                           ------------
                                     Annual Compensation    Securities
                                     -------------------    Underlying       All Other
Name and Principal Position   Year    Salary      Bonus       Options     Compensation(1)
---------------------------   ----   --------   --------   ------------   ---------------
Michael J. Pudil              2006   $218,300    $65,534      30,000           $8,400
   Chairman; President and    2005    218,300     60,251          --            8,200
   Chief Executive Officer    2004    218,300         --      30,000            8,000

Paul D. Sheely                2006    126,904     38,097      15,000            6,456
   Vice President and         2005    125,000     34,500          --            5,000
   Chief Financial Officer    2004    123,672         --      10,000            6,030

(1) These amounts represent Company's matching contributions to the Company's 401(k) plan on behalf of such employee.

STOCK OPTIONS

     The following table contains information concerning grants of stock options to the Named Executive Officers during the fiscal year ending August 27, 2006:

                      OPTION GRANTS IN FISCAL YEAR 2006

                                      INDIVIDUAL GRANTS
                      ------------------------------------------------
                                    PERCENT OF                           POTENTIAL REALIZABLE VALUE AT
                       NUMBER OF       TOTAL                             ASSUMED ANNUAL RATES OF STOCK
                       SECURITIES     OPTIONS    EXERCISE                PRICE APPRECIATION FOR OPTION
                       UNDERLYING   GRANTED TO    OR BASE                           TERM (1)
                        OPTIONS      EMPLOYEES     PRICE    EXPIRATION   -----------------------------
NAME                  GRANTED (#)     IN 2006     ($/SH)       DATE               5%       10%
----                  -----------   ----------   --------   ----------         -------   -------
Michael J. Pudil...      30,000         40%        $3.44    01/04/2016         $64,900   $99,600
Paul D. Sheely.....      15,000         20%        $3.44    01/04/2016         $32,500   $49,800

----------
(1) Potential realizable values shown above represent potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will depend upon overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of fiscal year 2006 by the Named Executive Officers:

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                          Number of Securities      Value of Unexercised In-the-
                                                         Underlying Unexercised          Money Options/SARs
                                                         Options/SARs at FY-End             at FY-End (1)
                   Shares Acquired                    ---------------------------   ----------------------------
Name                 on Exercise     Value Realized   Exercisable   Unexercisable    Exercisable   Unexercisable
----               ---------------   --------------   -----------   -------------    -----------  --------------
Michael J. Pudil          --               --           130,000         20,000         $20,980          --
Paul D. Sheely            --               --            24,999         10,000          $6,519          --

----------
(1) Based on a per share price of $2.892, which was the closing sale price of the Company's common stock on August 26, 2006, the last trading day of the Company's fiscal year. The value of unexercised options is calculated by determining the difference between the fair market value of the shares underlying the options at August 27, 2006 and the exercise price of the options, multiplied by the number of options outstanding.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Mr. Pudil as the Company's President and Chief Executive Officer. The employment agreement provides for, among other things, continued salary and benefits for eighteen months if Mr. Pudil's employment is terminated without good cause.

     The Company has also entered into employment (change of control) agreements with Messrs. Pudil and Sheely as the Company's executive officers that provide for lump sum cash severance payments and fringe benefits under certain circumstances following a change in control of the Company. The agreements provide for a payment of approximately one and one-half times average respective annual compensation of these executive officers if the change of control is approved by the Board of Directors, and approximately three times average annual compensation if the change of control is not approved by the Board of Directors. In general, a "change of control" would include a change resulting from the acquisition of 50% or more of the Company's outstanding voting stock by any person, a change in the current members of the Board of Directors or their successors elected or nominated by such members whereby they cease to be a majority of the Board of Directors, or the Company disposing of 75% or more of its assets, other than to an entity owned 50% or greater by the Company or any of its subsidiaries. The agreements with the executive officers continue in effect until January 11, 2005, with automatic renewals for successive one-year periods thereafter unless the Company notifies the executive of termination of the agreement at least sixty days prior to the end of the initial term or any renewal term. However, if a change in control occurs during the term or renewal term of the agreement, the agreement will continue in effect for a period of 24 months from the date of the occurrence of the change in control.

     If a change of control which was not approved by the Board of Directors had occurred at the end of calendar 2005 and the executives' employment was terminated without cause or by the executive for good reason, the executive officers would have received the approximate payment indicated pursuant to the employment agreements: Mr. Pudil, $781,000; Mr. Sheely, $456,000; and all current executive officers as a group, $1,237,000.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company (currently all directors except Mr. Pudil) earned an annual retainer of $10,000 for service in calendar year 2006. Each non-employee director is paid a fee of $500 for each meeting of the Board of Directors or any Committee attended, except that no payments are made for Committee meetings that immediately precede or follow a Board meeting.

     At the 2005 Annual Meeting of Shareholders the Company's 2005 Stock Plan was approved. Under the 2005 Stock Plan, each non-employee member of the Board of Directors will receive at the time of election or re-election to the Board by the shareholders an option to purchase 2,000 shares of the Company's common stock at a purchase price equal to the fair market value of the Company's common stock on the date of such election or reelection. The term of each director option will be five years, unless the director leaves the Board, in which event the option expires within 30 days of leaving the Board. Each director option will be exercisable in installments of 25% beginning six months after the date of grant, and 25% on each of the three subsequent anniversaries of the date of grant.

     The Company established a retirement program in 1982 for directors not covered by any other retirement plan of the Company that provides for the payment of an annual benefit equal to the annual retainer paid to directors during the full fiscal year preceding retirement. The retirement benefit, which is payable to directors who have served five years or more, commences at the time the director retires if age 65 or older, or at age 65 if the director ceases to serve as a director prior to age 65. The retirement benefit is subject to proportionate reduction if the director has served the Company less than 15 years. Benefits are payable during the lifetime of the retired director, but not exceeding 10 years.

                 REPORTS OF COMMITTEES OF THE BOARD OF DIRECTORS

REPORT OF THE COMPENSATION COMMITTEE

     Set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal year 2006 as they affected Mr. Pudil, the Company's President and Chief Executive Officer, and the other executive officers.

     Compensation Policies For Executive Officers. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

     The Company's executive compensation has historically consisted of three components: (i) base salaries, (ii) stock options and (iii) cash bonuses paid out pursuant to annual profitability-based plans.

     The Compensation Committee has historically established the base salaries of each executive officer utilizing compensation surveys, performance against defined goals and longevity with the Company. With respect to cash bonuses, the Compensation Committee has historically established on an annual basis certain profitability targets and performance objectives at the beginning of each fiscal year, pursuant to which cash performance bonuses of up to 50% of an executive officer's base salary can be paid. The Company has also used stock option grants as a key ingredient of its executive compensation plans, reflecting the Compensation Committee's position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. In order to direct the Company's executives toward steady growth and to retain the executive's services, the stock options granted are exercisable over a ten-year period and vest over periods of up to 36 months. During fiscal year 2006, options to purchase 30,000 shares and 15,000 shares, respectively, were granted to Mr. Pudil and Mr. Sheely in recognition of their service for fiscal year 2006.

     On October 28, 2005, the Compensation Committee recommended, and the Board of Directors approved, the 2006 Management Bonus Plan (the "Plan") for executive officers. Under the Plan, executive officers are eligible for cash bonuses ranging from zero to 50% of their respective base salaries, depending upon the Company's fiscal year 2006 performance against goals established by the Compensation Committee. The goals established by the Compensation Committee relate to increased revenues from business that will diversify the customer base and return on tangible assets. The Company's fiscal year 2006 performance must meet minimums established for each performance goal before any bonus amounts are payable to executive officers in respect of that performance goal. Under the Plan, the executive officers earned cash bonuses of 30% of their respective salaries for fiscal year 2006.

     Chief Executive Officer Compensation. The compensation package for the fiscal year 2006 for Michael J. Pudil, the Company's President and Chief Executive Officer, was determined by the Compensation Committee. The compensation for Mr. Pudil was determined using a process and philosophy similar to that used for all executives. In fiscal 2006, Mr. Pudil earned a cash bonus of $65,534 under the Plan, representing 30.0% of his base salary for fiscal year 2006.

                     SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:

               George J. Martin   Paul Baszucki   Melvin L. Katten
                    (Chair)

     The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the 1934 Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is currently comprised of Messrs. Mora, Baszucki and Katten. In accordance with its Charter, the Audit Committee reviewed and discussed the audited financial statements with management and Schechter Dokken Kanter Andrews & Selcer Ltd., the Company's independent accountants. The discussions with Schechter Dokken Kanter Andrews & Selcer Ltd. also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     Schechter Dokken Kanter Andrews & Selcer Ltd. provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Schechter Dokken Kanter Andrews & Selcer Ltd.

     Based on the discussions with management and Schechter Dokken Kanter Andrews & Selcer Ltd., the Audit Committee's review of the representations of management and the report of Schechter Dokken Kanter Andrews & Selcer Ltd., the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended August 27, 2006 filed with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:

                Eugene J. Mora   Paul Baszucki   Melvin L. Katten
                    (Chair)

     The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or the 1934 Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen to use the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Non-Financial Stock Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company's last five fiscal years on $100 invested as of August 26, 2001 in the common stock of the Company, the Nasdaq Stock Market Index and the Nasdaq Non-Financial Stock Index, assuming the reinvestment of all dividends.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                               (PERFORMANCE GRAPH)

                              Aug 26,   Aug 25,   Aug 31,   Aug 29,   Aug 28,   Aug 27,
                                2001      2002      2003      2004      2005      2006
                              -------   -------   -------   -------   -------   -------
WSI Industries, Inc.            $100     $59.51   $145.95   $120.49   $181.08   $156.32
Nasdaq Stock Market (U.S.)      $100     $72.64   $ 95.23   $ 98.19   $112.21   $113.84
Nasdaq Non-Financial Stocks     $100     $68.76   $ 92.36   $ 93.65   $107.81   $108.79

     Since the Company's fiscal year ends on the last Sunday of August each year, data in the above table reflects market values for the Company's stock as of the close of trading on the Friday preceding the Company's fiscal year end for each year presented.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended August 27, 2006 all Section 16(a) filing requirements applicable to its insiders were complied with.

                                   PROPOSAL 2:

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee has reappointed Schechter Dokken Kanter Andrews & Selcer Ltd. ("SDK") as the Company's independent registered public accountants for the current year. Although shareholder approval is not required, the Board of Directors has determined to request shareholder ratification of the appointment or reappointment of independent registered public accountants.

     The Board of Directors recommends that the shareholders vote "for" the proposal to approve the reappointment of SDK, and the endorsed proxy will be so voted unless a contrary vote is indicated. In the event the shareholders do not approve the reappointment of SDK, the Audit Committee will make another appointment to be effective at the earliest possible time.

     SDK, independent registered public accountants, served as independent registered public accountants of the Company for the fiscal year ended August 27, 2006. The Company's Audit Committee has selected SDK to serve as the Company's auditors for the year ended August 26, 2007.

     Representatives of SDK will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, representatives will be available to respond to appropriate questions.

     Approval of Proposal 2: Appointment of SDK requires the affirmative vote of the holders of a greater of: (a) a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on Proposal 2 or (b) a majority of the voting power of the minimum number of shares that would constitute a quorum.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
          RATIFICATION OF SCHECHTER DOKKEN KANTER ANDREWS & SELCER LTD.
                       AS INDEPENDENT PUBLIC ACCOUNTANTS.

FEES OF INDEPENDENT PUBLIC ACCOUNTANTS

     The following is an explanation of the fees billed to the Company by SDK for professional services rendered for the fiscal years ended August 27, 2006 and August 28, 2005, which totaled $50,300 and $47,470, respectively.

AUDIT FEES

     The aggregate fees billed to the Company for professional services related to the audit of the Company's annual financial statements, review of financial statements included in the Company's Form 10-QSB, or other services normally provided by SDK in connection with statutory and regulatory filings or engagements for the fiscal years ended August 27, 2006 and August 28, 2005 totaled $44,600 and $42,970, respectively.

TAX FEES

     The aggregate fees billed to the Company by SDK for professional services related to tax compliance, tax advice, and tax planning, including federal, state and local income tax matters, for the fiscal years ended August 27, 2006 and August 28, 2005 totaled $5,700 and $4,500, respectively.

ALL OTHER FEES

     There were no fees billed to the Company by SDK for the fiscal years ended August 27, 2006 and August 28, 2005, other than those described above.

AUDIT COMMITTEE PRE-APPROVAL PROCEDURES

     The Company has adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $5,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by the Company's independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee's responsibilities to Company management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

     All of the services described above for fiscal year 2006 were pre-approved by the Audit Committee or a member of the Committee before SDK was engaged to render the services.

                  SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

     The proxy rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The WSI Industries, Inc. 2007 Annual Meeting of Shareholders is expected to be held on or about January 4, 2008 and proxy materials in connection with that meeting are expected to be mailed on or about December 1, 2007. Shareholder proposals prepared in accordance with the Commission's proxy rules must be received at the Company's corporate office on or before August 4, 2007, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 2007 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder.

     Pursuant to the Company's Bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder's intent to bring a matter before the annual meeting, or nominate the director, in a timely manner. To be timely under the Company's Bylaws, the notice must be given by such shareholder to the Secretary of the Company not less than 45 days nor more than 75 days prior to a meeting date corresponding to the previous year's annual meeting. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail above under "Director Nominations" and in the Company's Bylaws. In addition, if the Company receives notice of a shareholder proposal less than 45 days before the date on which the Company first mailed its materials for the prior year's annual meeting, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for the Company's 2007 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

                                     GENERAL

     The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

     The Company's Annual Report to Shareholders for the fiscal year ended August 27, 2006 is being mailed to shareholders with this Proxy Statement. Shareholders may receive without charge a copy of the Company's Annual Report on Form 10-KSB, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: WSI Industries, Inc., 213 Chelsea Road, Monticello, MN 55362, Attention: Paul D. Sheely, or by calling the Company at (763) 295-9202.

                                        By Order of the Board of Directors,


                                        ----------------------------------------
                                        Michael J. Pudil,
                                        Chairman, President and Chief Executive
                                        Officer

                              WSI INDUSTRIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                            THURSDAY, JANUARY 4, 2007
                                   11:00 A.M.


(WSI LOGO)  WSI INDUSTRIES, INC.
            213 CHELSEA ROAD, MONTICELLO, MN 55362                         PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON JANUARY 4, 2007.

The undersigned hereby appoints Michael J. Pudil, as proxy with full power of substitution to vote in his discretion cumulatively all shares of stock of WSI Industries, Inc. of record in the name of the undersigned at the close of business on November 6, 2006 at the Annual Meeting of Shareholders to be held at 4200 IDS Center, 80 South 8th Street, Minneapolis, Minnesota 55402 on January 4, 2007 at 11:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof, hereby revoking all former proxies.


                      See reverse for voting instructions.

                               Please detach here


1.     ELECTION OF DIRECTORS:   01  Paul Baszucki
                                02  Melvin L. Katten
                                03  George J. Martin
                                04  Eugene J. Mora
                                05  Michael J. Pudil


           / /  VOTE FOR            / /  VOTE WITHHELD
                all nominees             from all nominees
                (except as
                marked to
                the contrary)


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE
FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)
                                                --------------------------------


2.    APPROVAL OF APPOINTMENT OF SCHECHTER     / / FOR  / / AGAINST  / / ABSTAIN
      DOKKEN KANTER ANDREWS & SELCER LTD. AS
      INDEPENDENT AUDITORS FOR THE COMPANY
      FOR THE FISCAL YEAR ENDING AUGUST 26,
      2007.


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2) AND (3) IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" SUCH PROPOSAL IF THERE IS NO SPECIFICATION.


Address Change? Mark Box  / /

Indicate changes below:
                                            Dated:
                                                    ----------------------------



                                            ------------------------------------

                                            ------------------------------------
                                            Signature(s) in Box

                                            Please sign name(s) exactly as shown
                                            at left. When signing as executor,
                                            administrator, trustee or guardian,
                                            give full title as such; when shares
                                            have been issued in names of two or
                                            more persons, all should sign.